Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 4, 2022, with respect to the financial statements of the sub-accounts that comprise Nationwide VL Separate Account-G, and the related notes (collectively, the financial statements), incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information that was previously filed under SEC File No. 333-215169 and is incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
July 27, 2022
16

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 11, 2022, with respect to the statutory financial statements and financial statement schedules I, IV and V of Nationwide Life and Annuity Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information that was previously filed under SEC File No. 333-215169 and is incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
July 27, 2022
17